UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Falcon Minerals Corporation

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Desert Peak Minerals Reports Record First Quarter Results

Record first quarter production of 11,387 Boe/d from Desert Peak Minerals

DENVER, Colorado—(May 9, 2022)—Desert Peak Minerals (“Desert Peak”) announced today record results for the quarter ended March 31, 2022.

First Quarter Highlights

•	Average daily production volume of 11,387 barrels of oil equivalent per day (“Boepd”) (52% oil), up 15% sequentially from 4Q21

•	Oil, natural gas and natural gas liquids revenues of $65.0 million, up 32% sequentially from 4Q21 primarily due to higher realized pricing and higher volumes

•	Net income including noncontrolling interests of $38.5 million, up 59% sequentially from 4Q21

•	Adjusted EBITDA of $59.8 million, up 40% sequentially from 4Q21 (See “Non-GAAP financial measures” below)

•	Net cash provided by operating activities of $44.6 million, up 76% sequentially from 4Q21

•	Discretionary cash flow of $58.6 million, up 39% sequentially from 4Q21 (See “Non-GAAP financial measures” below)

Commentary

Chris Conoscenti, Chief Executive Officer of Desert Peak, said: “Record high production volumes associated with our mineral and royalty interests, record high net income and record high Adjusted EBITDA in the first quarter of 2022 were driven by robust activity by our diverse set of E&P operators in the Delaware and Midland Basins and continued strength in oil, natural gas and NGL pricing. In the first quarter, we signed purchase agreements with multiple sellers to acquire approximately 2,150 NRAs in the Delaware and Midland Basins for a combined total of approximately $34.6 million. These acquisitions are expected to close in June 2022.”

Results of Operations

Unaudited Financial and Operational Results	For the three months ended March 31,
($ in thousands, except per unit of production data)	2022
Operating Revenues
Oil, natural gas and natural gas liquids revenues	$64,951
Lease bonus and other income	1,412

Total Revenues	$66,363
Operating Expenses
Severance and ad valorem taxes	$3,725
Depreciation, depletion and amortization	15,385
Management fee to affiliates	1,870
General and administrative	3,983
General and administrative—affiliates	80

Total Operating Expenses	25,043

Net Income From Operations	41,320

Interest expense, net	(1,168)
Commodity derivative fair value losses	(1,114)

Income Before Taxes	39,038
Income tax expense	(516)

Net income including noncontrolling interests	38,522
Net income attributable to noncontrolling interests	19,242

Net income attributable to partners	$19,280

Other Financial Data:
Net cash provided by operating activities	$44,603
Net cash used in investing activities	$(3,376)
Net cash used in financing activities	$(40,021)

Production Data

For the three months ended March 31,
2022
Production
Crude oil (MBbls)	535
Natural gas (MMcf)	1,694
NGLs (MBbls)	207

Total (Mboe)(6:1)	1,025

Average daily production (Boe/d)(6:1)	11,387
Average Realized Prices
Crude oil ($/Bbl)	$92.04
Natural gas ($/Mcf)	$4.63
NGLs ($/Bbl)	$37.81

Combined (per Boe)	$63.38

Unit Expense Metrics

For the three months ended March 31,
2022
Unit Expenses ($/Boe)
Severance and ad valorem taxes	$3.63
Depreciation, depletion and amortization	$15.01
General and administrative	$3.88
General and administrative—affiliates	$0.08
Interest expense, net	$1.14

Non-GAAP financial measures

Adjusted EBITDA and Discretionary Cash Flow are a non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted EBITDA as net income (loss) including noncontrolling interests plus (i) interest expense, (ii) provisions for taxes, (iii) depreciation, depletion and amortization, (iv) share-based compensation expense, (v) impairment of oil and natural gas properties, (vii) gains or losses on unsettled derivative instruments, (viii) write off of deferred offering costs, (ix) management fee to affiliates, and (x) one-time transaction costs. Adjusted EBITDA is not a measure determined by accounting principles generally accepted in the United States of America (“GAAP”).

We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computations of Adjusted EBITDA and Discretionary Cash Flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure for the period indicated (in thousands).

For the three months ended March 31,
2022
Net income including noncontrolling interests	$38,522
Interest expense, net	1,168
Income tax expense	516
Depreciation, depletion and amortization	15,385

EBITDA	55,591

Losses on unsettled derivative instruments	1,114
Management fee to affiliates	1,870
One-time transaction costs	1,219

Adjusted EBITDA	$59,794

The following table presents a reconciliation of Discretionary Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

For the three months ended March 31,
2022
Cash flow from operations	$44,603
Interest expense, net	1,168
Income tax expense	516
Changes in current assets and liabilities	10,418
Management fee to affiliates	1,870
One-time transaction costs	1,219

Adjusted EBITDA	59,794

Less:
Cash interest expense	1,047
Cash taxes	178

Discretionary Cash Flow	$58,569

About Desert Peak

Desert Peak was founded by Kimmeridge, a private investment firm focused on energy solutions, to acquire, own and manage high-quality Permian Basin mineral and royalty interests with the objective of generating cash flow from operations that can be returned to shareholders and reinvested. Desert Peak has accumulated over 105,000 net royalty acres (“NRAs,” when normalized to a 1/8th royalty equivalent) through the consummation of over 180 acquisitions to date.

Forward-Looking Statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about Desert Peak’s ability to close acquisitions or realize the expected benefits thereof. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in the definitive proxy statement on Schedule 14A relating to the Merger (the “Proxy Statement”), Falcon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and Falcon’s Quarterly Reports on Form 10-Q, filed with the U.S. Securities and Exchange Commission (the “SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Neither Desert Peak nor Falcon undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed Merger, Falcon has filed the Proxy Statement with the SEC and will file other documents with the SEC regarding the proposed Merger. Falcon has commenced mailing of the Proxy Statement to Falcon’s stockholders which contains important information about the proposed Merger and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the Proxy Statement and other relevant documents filed by Falcon with the SEC at the SEC’s website at www.sec.gov. You may also obtain Falcon’s documents on its website at www.falconminerals.com. The references to the SEC’s website and our website are for the convenience of investors and shall not be deemed to be incorporated into any of Falcon’s filings. All website addresses in this prospectus are intended to be inactive textual references only.

Participants in the Solicitation

Desert Peak, Falcon and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the Merger and may have direct or indirect interests in the Merger. Information about Falcon’s directors and executive officers is set forth in the Proxy Statement, its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022, and its other documents which are filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents using the sources indicated above.

Desert Peak contact:

Carrie Osicka

Chief Financial Officer

(720) 640-7651

Carrie.Osicka@desertpeak.com